December 19, 2025 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by Nauticus Robotics, Inc. and subsidiary (the “Company”) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of the Company dated December 19, 2025. We agree with the statements concerning Whitley Penn LLP in such Form 8-K. /s/ Whitley Penn LLP Whitley Penn LLP Houston, Texas